EXHIBIT 21.1

                                 SUBSIDIARIES OF

                            COMVERSE TECHNOLOGY, INC.

                                                            JURISDICTION OF
      SUBSIDIARY                                             INCORPORATION
      ----------                                             -------------

      Amarex Technology, Inc.                                   Delaware
      Boston Technology Foreign Sales Corp.                     Barbados
      Boston Technology International, Inc.                     Delaware
      Boston Technology Mexico, Inc.                            Delaware
      Comverpor Sistemas De Tlelecomunicacoes, LDA              Portugal
      Comverse Argentina, S.A.                                  Argentina
      Comverse Australasia Pty. Ltd.                            Australia
      Comverse Belgium SA                                       Belgium
      Comverse Denmark ApS                                      Denmark
      Comverse do Brasil Ltd.                                   Brazil
      Comverse Finland OY                                       Finland
      Comverse France S.A.S.                                    France
      Comverse Germany GmbH                                     Germany
      Comverse Grundbesitz GmbH                                 Germany
      Comverse, Inc.                                            Delaware
      Comverse Information Systems Ltd.                         Israel
      Comverse Investments Ltd.                                 Israel
      Comverse Italia Srl.                                      Italy
      Comverse Ltd.                                             Israel
      Comverse Media Inc.                                       Delaware
      Comverse Media Ltd.                                       Israel
      Comverse Netherlands B.V.                                 Netherlands
      Comverse (NZ) Limited                                     New Zealand
      Comverse Network Systems Asia Pacific Limited             Hong Kong
      Comverse Network Systems Austria GmbH                     Austria
      Comverse Network Systems Canada, Inc.                     Canada
      Comverse Network Systems Europe B.V.                      Netherlands
      Comverse Network Systems India Pvt. Ltd.                  India
      Comverse Network Systems International Inc.,
         S.A. de C.V.                                           Mexico
      Comverse Network Systems Japan Ltd.                       Japan
      Comverse Network Systems Poland S.P.Z.O.O.                Poland
      Comverse Network Systems Servicios Mexico S.C.            Mexico
      Comverse Network Systems South Africa                     South Africa
      Comverse Network Systems Sistemleri Sirketi Ltd.          Turkey
      Comverse Network Systems Spain SL                         Spain
      Comverse Network Systems Pac Rim, Inc.                    Delaware
      Comverse Patent Holding, Inc.                             Delaware
      Comverse Sweden AB                                        Sweden
      Comverse Switzerland, S.A.                                Switzerland

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                                                            JURISDICTION OF
      SUBSIDIARY                                             INCORPORATION
      ----------                                             -------------

      Comverse Technology Singapore Pte. Ltd.                   Singapore
      Comverse Thailand Ltd.                                    Thailand
      Comverse UK Ltd.                                          U.K.
      Exalink Ltd.                                              Israel
      Gaya Software Industries Ltd.                             Israel
      CTI Capital Corporation                                   Delaware
      CTI Venture Corp.                                         Delaware
      Loronix, Inc.                                             Nevada
      Loronix Information Systems, Ltd.                         U.K.
      Music4me Ltd.                                             Israel
      Odigo, Inc.                                               Delaware
      Odigo Ltd.                                                Israel
      Starhome BV                                               Netherlands
      Starhome Gateway BV                                       Netherlands
      Starhome Gateway Ltd.                                     Israel
      Starhome Gateway US, Inc.                                 Delaware
      Starhome GmbH                                             Switzerland
      Starhome Ltd.                                             Israel
      Startel Corporation                                       California
      Syborg Informationsysteme OHG                             Germany
      Ulticom Europe SAS                                        France
      Ulticom, Inc.                                             New Jersey
      Verint Systems B.V.                                       Netherlands
      Verint Systems Canada, Inc.                               Canada
      Verint Systems GmbH                                       Germany
      Verint Systems Inc.                                       Delaware
      Verint Systems Ltd.                                       Israel
      Verint Systems SAS                                        France
      Verint Systems (Singapore) Pte. Ltd.                      Singapore
      Verint Systems UK Ltd.                                    U.K.
      Verint Technology, Inc.                                   Delaware
      Voice Mail One                                            Delaware